EXHIBIT J


                           McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants




                         CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated July 21, 1999, on the financial statements of Tax Exempt Proceeds Fund, Inc., referred to therein, which is incorporated by reference, in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A File No. 33-25747 as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Auditors" and "Financial Statements".




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
August 26, 1999